EXHIBIT 31.2

Certification of Chief Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act and Rule 13a-14(a)

or 15d-14(a) under the Securities Exchange Act of 1934

I, Robert J. George certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of WidePoint Corporation; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2025	By:	/s/ Robert J. George
Robert J. George
Chief Financial Officer